Exhibit 99.1
[GRAPH OMITTED]                        NEWS RELEASE

                                        Contact:
                                        CONMED Corporation
                                        Robert Shallish
                                        Chief Financial Officer
                                        315-624-3206

                                        Morgen-Walke Associates
                                        Investors:  Lauren Levine, Lanie Fladell
                                        Media:  Sean Leous
                                        212-850-5600

FOR RELEASE:   7:00 AM (Eastern)   April 24, 2003

                   CONMED Reports Record First Quarter Results


Utica, New York, April 24, 2003 ----- CONMED Corporation (Nasdaq: CNMD) announced today record results for the first quarter ended March 31, 2003.

Sales increased to $118.0 million ($115.5 million at constant exchange rates) compared to $113.2 million in first quarter of 2002. Reported net income for the quarter grew to $14.6 million, or $0.50 per diluted share, from $9.1 million, or $0.35 per diluted share, in last year's comparable quarter. As previously disclosed, reported net income for the first quarter includes a one-time net after-tax gain of $4.6 million, or $0.15 per diluted share, from the previously announced receipt of a settlement of a lawsuit as well as acquisition and financing related charges (please see below for full explanation). Excluding these other items, net income for the first quarter of 2003 was $10.0 million, or $0.35 per diluted share.

The Company's Arthroscopy sales improved to $41.7 million from $41.3 million in last year's first quarter. Bionx Implants, Inc., which was acquired by CONMED on March 10, 2003, contributed sales of $0.8 million to the arthroscopy line's revenues. Within arthroscopy, the Company's line of video systems improved 6%, while sales of procedure specific and fluid management products were slightly less than the first quarter of 2002. Powered Surgical Instrument sales grew 9% to $31.0 million compared to $28.4 million in the first quarter of 2002 on the strength of the PowerPro(R) group of products. Electrosurgery and Patient Care revenues were stable with $16.8 million and $17.3 million, respectively, in the first quarters of 2003 and 2002. Endoscopy revenues grew 14% to $10.7 million compared to $9.4 million in the same quarter a year ago. The increase in endoscopy revenues is attributable to the Core Dynamics acquisition completed on December 31, 2002. The Integrated Systems product line, which CONMED obtained as a result of the recent ValMed and Nortrex acquisitions, contributed $0.5 million of revenues in the first quarter of 2003.

Mr. Joseph J. Corasanti, President and Chief Operating Officer, said, "I am pleased that we achieved record sales of $118.0 million in our first quarter of 2003 although this was at the lower end of our expectations. Our cost management measures and favorable foreign currency translation enabled us to achieve our targeted operating income, and our litigation settlement permitted us to pay-down additional debt."




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CONMED NEWS RELEASE CONTINUED:              -2-                   April 24, 2003

Mr. Corasanti continued, "We reported strong growth in powered instrument sales due to the momentum we have built in our PowerPro(R) line of battery powered surgical instruments. In addition, we recently announced that we will be expanding and reorganizing our orthopedic sales force to maximize coverage within our markets. Over the next year, we plan to add 50 sales professionals who will be responsible for selling our orthopedic products for arthroscopy and powered surgical instruments. These additional `feet on the street' should bode well for our sales growth going forward. We continue to hear positive feedback from the medical community regarding our new Integrated Systems product line and are excited about the long-term growth opportunities it provides for CONMED."

Mr. Corasanti added, "We believe that these initiatives together with the overall strength of our product franchise will enable us to generate sales of approximately $117 million to $122 million and diluted earnings per share of approximately $0.34 to $0.37 for the second quarter. To that end, we remain comfortable with our full-year forecast for top-line growth of 10% over 2002 levels and diluted earnings per share of $1.47 to $1.51. Both of these forecasted diluted earnings per share amounts exclude the benefit of the litigation settlement and the charges for acquisition and financing items."

Explanation of Lawsuit Settlement,  Acquisition and Financing-Related Charges
As previously announced, in March 2003, the Company settled a dispute related to the 1997 acquisition of its orthopedic subsidiary, Linvatec Corporation, for $9.5 million. Accordingly, the Company recorded the settlement, less estimated legal expenses of $0.5 million, as a pre-tax gain of $9.0 million in the first quarter of 2003. Offsetting this gain were pre-tax charges totaling $1.7 million associated with the integration of the Company's previously announced Bionx, Core and ValMed acquisitions. In addition, the Company incurred a $0.2 million pre-tax expense related to the purchase on the open market of $2.6 million of the Company's 9% subordinated bonds.

Reconciliation  of  Forecasted  Earnings  Per  Share
The second quarter 2003 forecasted diluted earnings per share range excludes a $.01 per share impact of an expected $0.4 million after-tax charge for the premium to be paid for the anticipated early extinguishment of $15 million of the Company's senior subordinated debt. It also excludes any potential acquisition related charges for the Bionx, Core, ValMed and Nortrex acquisitions which, if they occur, are not presently quantifiable.

The diluted earnings per share forecasted range for the year 2003 excludes the $.15 earnings per share net benefit of the lawsuit settlement, acquisition and financing-related charges recorded in the first quarter of 2003, as described above. It also excludes the earnings per share impact of the anticipated second quarter 2003 financing and acquisition related charges described above. Further, it excludes the earnings per share effect of any potential acquisition related charges which may occur in the third and fourth quarters of 2003 related to the Bionx, Core, ValMed and Nortrex acquisitions which, if they occur, are not presently quantifiable.

CONMED NEWS RELEASE CONTINUED:              -3-                   April 24, 2003


CONMED Profile
CONMED is a medical technology company specializing in instruments, implants, and video equipment for arthroscopic sports medicine, and powered surgical instruments, such as drills and saws, for orthopedic, ENT, neuro-surgery, and other surgical specialties. The Company is also a leading developer, manufacturer and supplier of RF electrosurgery systems used routinely to cut and cauterize tissue in nearly all types of surgical procedures worldwide, endoscopy products such as trocars, clip appliers, scissors, and surgical staplers. The Company offers integrated operating room design and intensive care unit service managers. The Company also manufactures and sells a full line of ECG electrodes for heart monitoring and other patient care products. Headquartered in Utica, New York, the Company's 2,500 employees distribute its products worldwide from eleven manufacturing locations.

Forward Looking Information
This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company's performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, including the above mentioned anticipated revenues and earnings, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002; (iii) cyclical purchasing patterns from customers, end-users and dealers;
(iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any new acquisition or other transaction may require the Company to reconsider its financial assumptions and goals/targets; and/or (vii) the Company's ability to devise and execute strategies to respond to market conditions.

                                      ###












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CONMED NEWS RELEASE CONTINUED:              -4-                   April 24, 2003

                               CONMED CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                   Three Months Ended March 31, 2002 and 2003
                     (In thousands except per share amounts)
                                   (unaudited)

                                                                                  2002              2003
                                                                                  ----              ----

Net sales    ...................................................................$ 113,205         $118,034
                                                                                ---------         --------

Cost of sales...................................................................   54,104           55,966
Cost of sales, nonrecurring - Note A............................................        -              412
                                                                                ---------         --------

Gross profit....................................................................   59,101           61,656
                                                                                ---------         --------

Selling and administrative expense..............................................   34,468           37,145
Research and development expense................................................    3,824            3,703
Other nonrecurring, net - Note B................................................        -           (7,492)
                                                                                ---------         --------

                                                                                   38,292           33,356
                                                                                ---------         --------

Income from operations..........................................................   20,809           28,300

Interest expense  ..............................................................    6,628            5,538
                                                                                ---------         --------

Income before income taxes......................................................   14,181           22,762

Provision for income taxes......................................................    5,105            8,194
                                                                                ---------         --------

Net income     .................................................................$   9,076         $ 14,568
                                                                                =========         ========


Per share data:
    Net income
      Basic
      Diluted...................................................................$     .36         $    .50
                                                                                      .35              .50

    Weighted average common shares
      Basic.....................................................................   25,397           28,876
      Diluted...................................................................   25,969           29,037


Note A - Included in cost of sales in the three  months ended March 31, 2002 are
------
approximately $.4 million in acquisition-related costs.

Note B - Included  in other items in the three  months  ended March 31, 2003 are
------
the following: a $9.0 million gain on the settlement of a contractual dispute; $.2 million in losses on the early extinguishment of debt; and $1.3 million in acquisition-related costs.

 CONMED NEWS RELEASE CONTINUED:          -5-                      April 24, 2003

                               CONMED CORPORATION
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (in thousands)

                                     ASSETS

                                                                                           (unaudited)
                                                                            December 31,    March 31,
                                                                                2002          2003
                                                                                ----          ----
Current assets:
    Cash and cash equivalents............................................... $   5,626      $  6,250
    Accounts receivable, net................................................    58,093        60,257
    Inventories   ..........................................................   120,443       125,721
    Other current assets....................................................     9,504         9,966
                                                                             ---------      --------
        Total current assets................................................   193,666       202,194
Property, plant and equipment, net..........................................    95,608        96,326
Goodwill and other assets, net..............................................   452,866       494,716
                                                                             ---------      --------
        Total assets........................................................ $ 742,140      $793,236
                                                                             =========      ========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Current portion of long-term debt....................................... $   2,631      $  2,387
    Accrued interest........................................................     3,794         1,058
    Other current liabilities...............................................    51,549        54,627
                                                                             ---------      --------
        Total current liabilities...........................................    57,974        58,072
Long-term debt    ..........................................................   254,756       282,949
Other long-term liabilities.................................................    42,471        47,219
                                                                             ---------      --------
        Total liabilities...................................................   355,201       388,240
                                                                             ---------      --------

Shareholders' equity:
   Capital accounts.........................................................   231,701       233,484
   Retained earnings........................................................   162,391       176,959
   Accumulated other comprehensive loss.....................................    (7,153)       (5,447)
                                                                              --------      --------

Total equity   .............................................................   386,939       404,996
                                                                             ---------      --------

         Total liabilities and shareholders' equity......................... $ 742,140      $793,236
                                                                             =========      ========

                           OTHER FINANCIAL INFORMATION
                            (unaudited, in thousands)

                                                                                   Three months ended
                                                                                   ------------------
                                                                                        March 31,
                                                                                        ---------
                                                                                 2002          2003
                                                                                 ----          ----

Depreciation    ............................................................     2,206         2,374
Amortization................................................................     2,780         2,946
Capital expenditures........................................................     3,208         1,710





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CONMED NEWS RELEASE CONTINUED:          -6-                       April 24, 2003



                               CONMED CORPORATION
               RECONCILIATION OF REPORTED NET INCOME TO NET INCOME
                            BEFORE NONRECURRING ITEMS
                   Three Months Ended March 31, 2002 and 2003
                     (In thousands except per share amounts)
                                   (unaudited)

                                                                                   2002           2003
                                                                                   ----           ----

Reported net income.............................................................$   9,076       $ 14,568
                                                                                ---------       --------

Acquisition-related costs included
        in cost of sales........................................................        -            412

Other nonrecurring items, net...................................................        -         (7,492)
                                                                                ---------       --------

Nonrecurring income before income taxes.........................................        -         (7,080)

Provision for income taxes on nonrecurring income...............................        -          2,549
                                                                                ---------       --------

Net income before nonrecurring items............................................$   9,076       $ 10,037
                                                                                =========       ========


Per share data:

Reported net income
      Basic.....................................................................$    0.36       $   0.50
      Diluted...................................................................     0.35           0.50


Net income before nonrecurring items
      Basic.....................................................................$    0.36       $   0.35
      Diluted...................................................................     0.35           0.35


Management has provided the above reconciliation of net income before nonrecurring items as an additional measure that investors can use to compare operating performance between reporting periods. Management believes this reconciliation provides a useful presentation of operating performance.